EXHIBIT 5.1

                                           July 7, 1998


Board of Directors
JD American Workwear, Inc.
46 Old Flat River Road
Coventry, Rhode Island 02816

        Re: JD American Workwear, Inc. (the "Company") Registration Statement on Form S-8 with Reoffer Prospectus on Form S-3 1995 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

      This opinion is delivered to you in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and Form S-3 (the "Registration Statement"), which will be filed on or about July 7, 1998 by JD American Workwear, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act") for registration under the Act of an additional 500,000 shares (the "S-8 Shares") of Common Stock, $.002 par value, of the Company to be sold and issued by the Company pursuant to its 1995 Stock Option Plan, as amended (the "Plan") and, for resale only, of 50,000 shares (the "S-3 Shares") of Common Stock, $.002 par value, of the Company issued pursuant to the Plan.

      We are familiar with the Certificate of Incorporation, the corporate minute book and the Bylaws of the Company, the Plan and the Registration Statement. We have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the S-8 Shares; the proceedings taken in connection with the issuance, sale and payment of consideration for Common Stock previously issued under the Plan; and the steps taken and proposed to be taken in connection with the resale of the S-3 Shares originally issued pursuant to the Plan. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

      Based upon and subject to the foregoing, we are of the opinion that upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the S-8 Shares pursuant to the S-8 Prospectus contained in the Registration Statement, and to be taken prior to the resale of the S-3 Shares pursuant to the S-3 Prospectus contained in the Registration Statement, and upon completion of the proceedings being taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the S-8 Shares will be legally issued, fully paid and nonassessable, and the S-3 Shares are now, and when resold in accordance with Rule 144(e) of the Securities Act of 1933, as amended, and in the manner referred to in the Registration Statement will remain, legally issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm in the Prospectus under the caption "Legal Opinion and Experts."

                                       Very truly yours,


                                       /s/ REED SMITH SHAW & McCLAY LLP
                                       REED SMITH SHAW & McCLAY LLP